EXHIBIT 5.1

                         SHUMAKER, LOOP & KENDRICK, LLP
                                ATTORNEYS AT LAW
                        BANK OF AMERICA PLAZA, SUITE 2800
                           101 EAST KENNEDY BOULEVARD
                              TAMPA, FLORIDA 33602
                                 (813) 229-7600
                               FAX (813) 229-1660

                                     -------

                                MAILING ADDRESS:
                             POST OFFICE BOX 172609
                            TAMPA, FLORIDA 33672-0609
                                October 15, 2004

Oragenics, Inc.
12085 Research Drive
Alachua, Florida  32615

      Re:   Post-Effective Amendment to
            Form SB-2 Registration Statement (SEC No. 333-100568)

Ladies and Gentlemen:

      We have acted as counsel to Oragenics, Inc., a Florida corporation (the "Company"), in connection with the filing of a Post-Effective Amendment on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of resale of shares of common stock, par value $.001 per share (the "Securities") by selling stockholders which securities will be issued upon the exercise of certain warrants held by the selling stockholders (the "Warrants").

      We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

      In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

      Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities have been duly authorized and, when issued, paid for and upon exercise of the Warrants by the selling stockholders in accordance with terms of the Warrants will be validly issued, fully paid, and non-assessable.

      The foregoing opinion is limited to the Business Corporation Act of the State of Florida

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.



                                Very truly yours,

                                /s/ Shumaker, Loop & Kendrick, LLP

                                SHUMAKER, LOOP & KENDRICK, LLP